Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
Liolios Group, Inc.
Scott Liolios or Matt Glover
949-574-3860, info@liolios.com

I.D. Systems Reports First Quarter 2013 Financial Results

Woodcliff Lake, NJ, May 9, 2013—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for tracking, securing and managing high-value enterprise assets, today reported results for the quarter ended March 31, 2013.

First Quarter 2013 Financial Results

•	Revenue was $8.0 million, compared to $9.8 million in the first quarter of 2012. The decrease was attributable primarily to the timing of closing industrial vehicle management business in the U.S. and a shortfall of revenue from Europe, reflecting the economic climate in that region.

•	Recurring revenue was $4.4 million, up 4% from $4.2 million in the first quarter a year ago.

•	Gross margin was 48%, compared to 50% in the first quarter of 2012. The decrease was attributable primarily to a higher contribution of revenue from channel partners.

•	Selling, general and administrative expenses and research and development expenditures of $5.5 million and $1.1 million, respectively, were flat compared to $5.6 million and $1.1 million, respectively, in the first quarter of 2012.

•	Excluding stock-based compensation and depreciation and amortization, non-GAAP net loss was $1.8 million, or $(0.15) per basic and diluted share, compared to a non-GAAP net loss of $840,000, or $(0.07) per basic and diluted share, in the same period a year ago.

•	Net loss was $2.6 million, or $(0.22) per basic and diluted share, compared to a net loss of $1.6 million, or $(0.14) per basic and diluted share, in the first quarter of 2012.

•	As of March 31, 2013, I.D. Systems had $15.2 million in cash, cash equivalents and marketable securities, and no debt.

Management Commentary

“We remain optimistic about our growth opportunities in 2013,” said Jeffrey Jagid, I.D. Systems’ chairman and CEO. “Our sales pipeline is solid and we will continue to execute our revenue growth strategy that has proven successful over the past three years. We will work to deepen the penetration of our solutions with our core customers, especially through our enterprise Analytics software. We will strive to continue diversifying revenue sources by pursuing new customers, through both direct sales and channel partners. And we will continue our efforts to extend our market leadership, especially through solution innovations, including new generations of technology for both the industrial vehicle and rental car management markets.”

First Quarter 2013 Operational Highlights

•	Repeat business from core end users, including Caterpillar, Continental Tire, Ford Motor Company, Forward Air, John Deere, Kellogg’s, Nestlé, Procter & Gamble, Swift Transportation, and Walmart.

•	Substantial revenue contributions from channel partners (industrial truck OEMs and their dealers).

•	The award of United States patent number 8,370,268 for a wireless, automated, remotely controlled vehicle rental system, which enables a renter to reserve a vehicle via the Internet or a smart phone, confirm vehicle availability in real time, automatically unlock the vehicle’s doors, and return the vehicle without the aid of any other person.

•	The award of a three-year contract from a leading publicly-held U.S. transportation service company for I.D. Systems’ VeriWiseTM Track and Trace system, to help manage a diverse fleet of approximately 1,000 cargo-carrying assets, including dry vans, flatbeds, and refrigerated trailers.

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Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts today, Thursday, May 9, 2013, at 4:45 p.m. Eastern time. The company’s chairman and CEO, Jeffrey Jagid, will lead a discussion on the results of the quarter and other recent developments, followed by a question and answer period. The conference call will be broadcast live via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including integration plans in connection with acquisitions. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

-- Tables to Follow –

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Operations Data

(Unaudited)

	Three Months Ended
	March 31,
	2012	2013
Revenue:
Products	$5,711,000	$3,775,000
Services	4,101,000	4,239,000
	9,812,000	8,014,000
Cost of Revenue:
Cost of products	3,463,000	2,694,000
Cost of services	1,403,000	1,484,000
	4,866,000	4,178,000

Gross Profit	4,946,000	3,836,000

Operating Expenses
Selling, general and administrative expenses	5,589,000	5,516,000
Research and development expenses	1,114,000	1,140,000
	6,703,000	6,656,000

Loss from operations	(1,757,000)	(2,820,000)
Interest income	89,000	165,000
Other income, net	21,000	33,000

Net loss	$(1,647,000)	$(2,622,000)

Net loss per share – basic and diluted	$(0.14)	$(0.22)

Weighted average common shares outstanding – basic and diluted	11,720,000	11,839,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2013
Net loss attributable to common stockholders	$(1,647,000)	$(2,622,000)
Depreciation and amortization	554,000	539,000
Stock-based compensation	253,000	253,000
Non-GAAP net loss	$(840,000)	$(1,830,000)
Non-GAAP net loss per share – basic and diluted	$(0.07)	$(0.15)

I.D. Systems, Inc. and Subsidiaries

Condensed Balance Sheet Data

	December 31, 2012*	March 31, 2013
		(Unaudited)
ASSETS
Cash and cash equivalents	$1,614,000	$3,677,000
Restricted cash	300,000	300,000
Investments – short term	4,794,000	3,759,000
Accounts receivable, net	8,814,000	8,419,000
Financing receivable – current	3,143,000	2,454,000
Inventory, net	7,512,000	7,843,000
Deferred costs – current	2,380,000	2,301,000
Prepaid expenses and other current assets	1,043,000	595,000
Deferred tax asset – current	662,000	-
Total current assets	30,262,000	29,348,000

Investments – long term	9,064,000	7,457,000
Financing receivable – long term	10,814,000	11,145,000
Deferred costs – long term	2,651,000	2,848,000
Fixed assets, net	2,401,000	2,289,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	3,230,000	2,937,000
Other assets	307,000	307,000
	$60,566,000	$58,168,000

LIABILITIES
Accounts payable and accrued expenses	$5,638,000	$5,123,000
Deferred revenue	4,689,000	4,483,000
Total current liabilities	10,327,000	9,606,000
Deferred rent	343,000	339,000
Deferred revenue	5,869,000	6,838,000
Total liabilities	16,539,000	16,783,000
Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	--	--
Common stock; authorized 50,000,000 shares, $0.01 par value; 12,678,000 and 12,715,000 shares issued at December 31, 2012 and March 31, 2013, respectively; shares outstanding, 12,088,000 and 12,087,000 at December 31, 2012 and March 31, 2013, respectively	122,000	122,000
Additional paid-in capital	103,135,000	103,418,000
Accumulated deficit	(56,102,000)	(58,724,000)
Accumulated other comprehensive (loss) income	53,000	(48,000)
	47,208,000	44,768,000
Treasury stock, at cost	(3,181,000)	(3,383,000)
Total stockholders’ equity	44,027,000	41,385,000
Total liabilities and stockholders’ equity	$60,566,000	$58,168,000

*Derived from audited balance sheet as of December 31, 2012.

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Cash Flows Data

(Unaudited)

	Three Months Ended March 31,
	2012	2013
Cash flows from operating activities:
Net loss	$(1,647,000)	$(2,622,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	49,000	139,000
Proceeds from sale of N.J. net operating loss carryforwards	390,000	662,000
Stock-based compensation expense	253,000	253,000
Depreciation and amortization	554,000	539,000
Deferred rent	19,000	(4,000)
Changes in:
Accounts receivable	(1,406,000)	232,000
Financing receivable	(821,000)	345,000
Inventory	654,000	(331,000)
Prepaid expenses and other assets	1,137,000	448,000
Deferred costs	(24,000)	(118,000)
Deferred revenue	1,260,000	763,000
Accounts payable and accrued expenses	(4,552,000)	(515,000)
Net cash used in operating activities	(4,134,000)	(209,000)

Cash flows from investing activities:
Expenditures for fixed assets, including website costs	(168,000)	(134,000)
Purchase of investments	(29,000)	(1,568,000)
Maturities of investments	712,000	4,173,000
Net cash provided by investing activities	515,000	2,471,000

Cash flows from financing activities:
Proceeds from exercise of stock options	7,000	7,000
Net cash provided by financing activities	7,000	7,000

Effect of foreign exchange rate changes on cash and equivalents	(48,000)	(206,000)
Net (decrease) increase in cash and cash equivalents	(3,660,000)	2,063,000
Cash and cash equivalents - beginning of period	8,386,000	1,614,000
Cash and cash equivalents - end of period	$4,726,000	$3,677,000

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